UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 12, 2010
BankAtlantic Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Florida	001-13133	65-0507804

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 West Cypress Creek Road,
Ft. Lauderdale, Florida	33309

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 954-940-5000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Failure to Satisfy a Continued Listing Rule or Standard.
     On October 12, 2010, BankAtlantic Bancorp, Inc. (the “Company”) was notified by NYSE Regulation, Inc. that the Company’s Class A Common Stock did not satisfy one of the New York Stock Exchange (the “NYSE”) standards for continued listing. The NYSE requires a listed company’s stock to maintain an average closing price per share in excess of $1.00 for a consecutive 30-trading-day period. As of October 1, 2010, the average closing price per share of the Company’s Class A Common Stock over the preceding 30-trading-day period was $0.99.
     Under the NYSE’s rules, the Company has a period of six months, subject to possible extension, to bring its share price and 30-trading-day average share price back over $1.00. The Company’s Class A Common Stock will continue to be listed and traded on the NYSE during this period, subject to the Company’s compliance with other continued listing standards of the NYSE. The Company intends to provide notification to the NYSE of its intent to regain compliance and steps it will take to attempt to do so. There is no assurance that the Company will be able to satisfy the NYSE’s requirement within the six-month cure period and maintain the listing of its Class A Common Stock.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2010	BANKATLANTIC BANCORP, INC.
	By:	/s/ Valerie C. Toalson
Valerie C. Toalson
Executive Vice President - Chief Financial Officer